UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 17, 2024, WiSA Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers, pursuant to which the Company agreed to issue and sell to such purchasers (a) in a registered direct offering, 225,834 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, at an offering price of $3.321 per share, and (b) in a concurrent private placement, common stock purchase warrants (the “Warrants”) exercisable for an aggregate of up to 225,834 shares of Common Stock, at an exercise price of $3.196 per share (the “Warrant Shares”), for aggregate gross proceeds of approximately $750,000 (such offerings, the “Offerings”). The Offerings are expected to close on April 19, 2024, subject to customary closing conditions.

Private Placement Warrants

The Warrants will be exercisable upon issuance and expire on the fifth anniversary of the issuance date of the Warrants. Once issued, the Warrants may be exercised, in certain circumstances, on a cashless basis pursuant to the formula contained in the Warrants. The holder of a Warrant may also effect an “alternative cashless exercise” on or after the initial exercise date. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65.

Obligations under the Purchase Agreement

Pursuant to the Purchase Agreement, the Company agreed to, among other things:

(a)	subject to certain exceptions, (i) not offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after the closing date of the Offerings, and (ii) not issue certain securities if the issuance would consititute a Variable Rate Transaction (as such term is defined in the Purchase Agreement) for a period of six months from the closing date of the Offerings, in each case unless the Company is required to complete a financing prior to the applicable date in order to satisfy Nasdaq’s continued listing requirements; and

(b)	as soon as practicable (and in any event by May 10, 2024), file a registration statement on Form S-1 or another appropriate form providing for the resale of the Warrant Shares, use commercially reasonable efforts to cause such registration statement to become effective within 90 days of the closing date of the Offerings, and keep such registration statement effective at all times until no purchaser owns any Warrants or Warrant Shares issuable upon exercise thereof.

Placement Agency Agreement

In connection with the Offerings, on April 17, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “reasonable best efforts” basis in connection with the Offerings. The Company paid the Placement Agent an aggregate fee equal to 6.0% of the gross proceeds raised in the Offerings. The Company reimbursed the Placement Agent $10,000 for expenses in connection with the Offerings.

Pursuant to the Placement Agency Agreement, the Company agreed, among other things and subject to certain exceptions, not to, without the prior written consent of the Placement Agent, offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after the closing date of the Offerings.

The Placement Agency Agreement and the Purchase Agreement each contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offerings, as the case may be, other obligations of the parties and termination provisions.

The foregoing does not purport to be a complete description of each of the Placement Agency Agreement, the Warrants and the Purchase Agreement, and is qualified in its entirety by reference to the full text of each such document, which are filed as Exhibits 1.1, 4.1 and 10.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The Shares to be issued in the registered direct offering were offered pursuant to the Company’s registration statement on Form S-3 (File No. 333-267211), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 1, 2022 and declared effective on September 13, 2022.

The Warrants (and the shares of Common Stock issuable upon the exercise of the Warrants) are not being registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) thereof and/or Rule 506(b) promulgated thereunder.

Item 3.02. Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Warrants and Warrant Shares to be issued pursuant to the Purchase Agreement is incorporated herein by reference.

Item 8.01. Other Events.

On April 18, 2024, the Company issued a press release announcing its 5th WiSA E license to a multi-billion dollar revenue company. The agreement includes engineering services and royalty fees for use of the Company’s technology. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1*	Placement Agency Agreement, dated as of April 17, 2024, by and between the Company and the Placement Agent.
4.1*	Form of Warrant.
10.1*	Form of Securities Purchase Agreement, dated as of April 17, 2024, by and among the Company and certain purchasers.
99.1*	Press release, dated April 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2024	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer